Exhibit 99.(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus, dated June 30, 2023, and included in this Registration Statement (Form N-2) of Golub Capital Private Credit Fund (the “Registration Statement”).

We also consent to the use of our report dated May 30, 2023, with respect to the financial statement of Golub Capital Private Credit Fund as of April 30, 2023, included in this Registration Statement, filed with the Securities and Exchange Commission.

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/s/ Ernst & Young LLP
Chicago, Illinois
June 29, 2023